Exhibit 99.2

Marchex Adds Call-Based Advertising Services to Local

Advertising Platform with VoiceStar Acquisition

SEATTLE, WA—August 9, 2007—Marchex, Inc. (NASDAQ: MCHX, MCHXP), a local online advertising company and leading publisher of local content, today announced that it has entered into an agreement to acquire VoiceStar, one of the largest providers of call-based advertising services, including pay-per-phone-call and call-tracking, for local advertisers. The acquisition of VoiceStar gives Marchex a clear leadership position in local online advertising by adding call-based services to its local online advertising platform, making it one of the most comprehensive offerings available, and expanding Marchex’s base of local advertisers and large aggregators.

Marchex total anticipated investment to acquire VoiceStar will be $28 million, consisting of approximately $20 million in transaction consideration and $8 million in company investment. Specifically, transaction consideration consists of approximately $12.9 million in cash consideration and Marchex will also issue approximately $7.1 million in restricted stock that is subject to vesting over two-and-one-half years from closing to certain employees of VoiceStar; and company investment consists of $8 million relating to products, infrastructure, human resources and other items through 2008. The acquisition is expected to close by October 1, 2007. VoiceStar will continue to operate from its headquarters in Philadelphia, PA.

"With the addition of VoiceStar, Marchex offers one of the most comprehensive online advertising platforms and agency services for local advertisers at scale in the industry. We can now offer local aggregators a private label search- and call-based marketing platform with distribution for their advertisements in search engines, vertical Web sites, and on our network of local Web sites," said Peter Christothoulou, Marchex Chief Strategy Officer. “Additionally, we can now also add proprietary pay-per-phone call advertising units to our network of local Web sites, which allows us to increase the direct monetization of our own properties.”

We are very excited to be joining forces and bringing the value of our combined assets to a greater audience," said Todd Lieberman, VoiceStar CEO. “We share Marchex’s vision for unlocking growth opportunities in the local space and look forward to being a part of the innovative solutions Marchex brings to the marketplace.”

In addition to enabling Marchex to offer one of the most comprehensive local advertising platforms in the industry, the VoiceStar acquisition adds more than 100 local advertiser aggregators, including Comcast, The Cobalt Group, and YellowBook USA to Marchex’s current partner roster which already includes AT&T and Yellowpages.com. VoiceStar also increases Marchex’s ability to directly monetize its proprietary network of Web Sites, lessening its dependence on third-parties and increasing the revenue yield from its Web sites through the utilization of call-based advertising units which tend to have higher rates then pay-per-click listings.

Pay-Per-Phone-Call Offers Significant Growth Opportunities:

In addition to the growth opportunity associated with the pay-per-phone call market which the Kelsey Group estimates will reach up to $4 billion by 2009, Marchex believes that providing advertisers with call-based advertising options, in addition to search-based marketing tools, is a prerequisite to success in the local advertising channel. According to Piper Jaffray, only 42% of the estimated 20 million small- to medium-sized businesses (SMBs) in the U.S. have Web sites and many others are still are at the early stages of online marketing. As a result, call-based advertising will continue to be a priority for local advertisers, further evidenced by a recent Kelsey Group survey reporting that 71% of local advertisers would rather pay for phone calls versus clicks.

“We believe that call-based online advertising is not only a key extension of local search, but is also an important driver to close the gap between the vast number of consumers searching locally and the small percentage of local businesses advertising online,” said John Keister, Marchex President and Chief Operating Officer. “Phone calls have been, and will continue to be, a predominant way in which consumers connect with small businesses. Providers that deliver both search- and call-based solutions will be in a tremendous position to expose online advertising to the millions of SMBs who are not yet online.”

VoiceStar’s technology generates custom, trackable phone numbers for advertisers. Whenever an advertiser’s phone number is dialed by a consumer who sees a relevant advertisement (online or offline), the calls are routed through VoiceStar’s servers to the advertiser. From that point, the call is tracked, monitored, recorded and billed. The technology supports multiple advertiser implementations, including: click-to-call, Web form-to-phone and other call-based products.

The combination of VoiceStar’s call-based offerings and technology with Marchex’s search-based offerings delivered through Marchex Connect, Marchex’s local online advertising platform, provides significant benefits for local advertisers and aggregators as well as national advertisers. Aggregators will now have expanded integrated search- and call-based offerings to present to their large base of local advertisers. In addition, national advertisers will increasingly benefit from integrated search- and call-based options from Marchex by enabling them to better target their ads locally and more effectively measure the offline revenue driven from their online marketing using call-tracking.

Marchex Updated Financial Guidance:

The VoiceStar transaction has the following anticipated financial impact to Marchex.

1.	While Marchex will only recognize a partial year contribution from VoiceStar, it believes that VoiceStar will generate revenue of approximately $1.5 million for the full year 2007, with an operating income loss. Revenue contribution to Marchex from VoiceStar for the remainder of 2007 is anticipated to be $0.5 million. Additionally, based on current VoiceStar growth rates, Marchex anticipates that VoiceStar’s 2008 contribution will more than double its total anticipated 2007 revenue, excluding cross-selling opportunities with Marchex.

2.

Marchex expects that investment in VoiceStar and various call-related opportunities will total $3 million in 2007 and $5 million in 2008. The investment will primarily be directed toward: (i) increased infrastructure, communications platform investments, and investments in technology and development to drive integration into Marchex and launch marketplace systems (pay-per-phone call system for syndication across relevant proprietary and third party

Web sites); (ii) Marchex partner support; (iii) increased sales, marketing and business development initiatives; (iv) increased intellectual property development, (v) increased personnel costs; and (vi) increased expenses to support Marchex’s public company requirements.

About Marchex, Inc.

Marchex (www.marchex.com) is a local online advertising company and leading publisher of local content. Marchex's innovative advertising platform delivers search marketing products and services for local and national advertisers. Marchex's local content network, one of the largest online, helps consumers make better, more informed local decisions though its network of content-rich Web sites that reach tens of millions of unique visitors each month.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, acquisitions, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements which are described in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. In addition, Marchex’s acquisition of VoiceStar remains subject to customary closing conditions. All of the information provided in this release is as of August 9, 2007 and Marchex undertakes no duty to update the information provided herein.

Marchex Press:

Mark S. Peterson

Vice President of Public Relations

Telephone: 206.331.3344

Email: mark@marchex.com

Marchex Investor Relations:

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Telephone: 206.331.3600

Email: tcaldwell@marchex.com